Exhibit 99.1
For immediate release

February 23, 2009

Pacific Asia Petroleum, Inc. to host investor conference call on business update

Hartsdale, N.Y. February 23, 2009 – Pacific Asia Petroleum, Inc. (OTC BB: PFAP.OB) announced today that it will host a business update conference call with its shareholders on March 3, 2009.  The Company’s President and CEO, Frank Ingriselli, will provide an update on the company’s projects and discuss new business developments for 2009.

Date:                                March 3, 2009 (Tue)

Time:                                1:30pm PST / 4:30pm EST

Participate :                     To participate in the conference call, please dial (877) 723-9502 (U.S) or (719) 325-4784 (international) at least 10 minutes prior to the start of the call.
              Callers will need to reference confirmation code: 7150894.

Listen only:                     A live webcast of the call will be available at the Company's website
              www.papetroleum.com.   Questions can also be submitted beforehand through the website.

 Replay :          The webcast will be archived on the Company's website following the call.

About Pacific Asia Petroleum, Inc.

Pacific Asia Petroleum, Inc. is engaged in the business of oil and gas exploration, development, production and distribution in Asia and the Pacific Rim countries, with a specific focus on developing a broad range of energy opportunities, including clean and environmentally friendly natural gas ventures, in China.  The company’s executive offices are located in Hartsdale, New York, and the company also has offices in Beijing, China and California.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com

250 East Hartsdale Ave.
Hartsdale, NY 10530
(914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com
655 Redwood Hwy, Suite 395
Mill Valley, CA 94941

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